                                                                    EXHIBIT 12.1

                          CHANCELLOR MEDIA CORPORATION

         COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND
                           PREFERRED STOCK DIVIDENDS
                                 (IN THOUSANDS)

                                                                                                                  PRO FORMA
                                                                                  ACTUAL NINE     ACTUAL NINE      COMBINED
                                                                                    MONTHS          MONTHS           YEAR
                                         YEAR ENDED DECEMBER 31,                     ENDED           ENDED          ENDED
                            --------------------------------------------------   SEPTEMBER 30,   SEPTEMBER 30,   DECEMBER 31,
                              1993      1994      1995       1996       1997         1997            1998            1997
                            --------   -------   -------   --------   --------   -------------   -------------   ------------
Earnings:
  Income (loss) before
    income taxes..........  $(20,749)  $    39   $(5,658)  $(19,090)  $ (6,692)     $ 5,882        $  28,199      $ (849,353)
  Fixed charges...........    15,086    15,252    20,854     40,461    109,173       51,819          169,312         651,095
  Less: Dividends on
    preferred stock of
    subsidiary(1).........        --        --        --         --    (19,848)      (4,275)         (27,078)        (40,074)
                            --------   -------   -------   --------   --------      -------        ---------      ----------
  Earnings as
    adjusted(A)...........    (5,663)   15,291    15,196     21,371     82,633       53,426          170,433        (238,332)
                            ========   =======   =======   ========   ========      =======        =========      ==========
Fixed Charges:
  Interest expense........    13,878    13,809    19,199     37,527     85,017       45,036          135,709         595,080
  Amortization of deferred
    financing costs.......       728       712       631      1,113      1,337          885            2,133           6,774
  Dividends on preferred
    stock of
    subsidiary(1).........        --        --        --         --     19,848        4,275           27,078          40,074
  Rents under leases
    representative of an
    interest factor(2)....       480       731     1,024      1,821      2,971        1,623            4,392           9,167
                            --------   -------   -------   --------   --------      -------        ---------      ----------
Fixed charges as
  adjusted................    15,086    15,252    20,854     40,461    109,173       51,819          169,312         651,095
Preferred stock
  dividends(1)............     7,317     7,431     7,431      5,877     18,715        8,843           29,618          26,840
                            --------   -------   -------   --------   --------      -------        ---------      ----------
Total fixed charges and
  preferred stock
  dividends(B)............    22,403    22,683    28,285     46,338    127,888       60,662          198,930         677,935
                            ========   =======   =======   ========   ========      =======        =========      ==========
Ratio of earnings to
  combined fixed charges
  and preferred stock
  dividends (A) divided by
  (B).....................        --        --        --         --         --           --               --              --
Deficiency of earnings to
  combined fixed charges
  and preferred stock
  dividends (B) minus
  (A).....................  $ 28,066   $ 7,392   $13,089   $ 24,967   $ 45,255      $ 7,236        $  28,497      $  916,267

                              PRO FORMA
                              COMBINED
                             NINE MONTHS
                                ENDED
                            SEPTEMBER 30,
                                1998
                            -------------
Earnings:
  Income (loss) before
    income taxes..........    $(478,724)
  Fixed charges...........      492,916
  Less: Dividends on
    preferred stock of
    subsidiary(1).........      (33,822)
                              ---------
  Earnings as
    adjusted(A)...........      (19,630)
                              =========
Fixed Charges:
  Interest expense........      446,310
  Amortization of deferred
    financing costs.......        5,080
  Dividends on preferred
    stock of
    subsidiary(1).........       33,822
  Rents under leases
    representative of an
    interest factor(2)....        7,704
                              ---------
Fixed charges as
  adjusted................      492,916
Preferred stock
  dividends(1)............       29,618
                              ---------
Total fixed charges and
  preferred stock
  dividends(B)............      522,534
                              =========
Ratio of earnings to
  combined fixed charges
  and preferred stock
  dividends (A) divided by
  (B).....................           --
Deficiency of earnings to
  combined fixed charges
  and preferred stock
  dividends (B) minus
  (A).....................    $ 542,164

---------------

(1) Represents pretax earnings required to cover preferred stock dividends.

(2) Management of Chancellor Media believes approximately one-third of rental and lease expense is representative of the interest component of rent expense.